Exhibit 99.1

FORTIUM HOLDINGS CORP.

UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JUNE 30, 2022

WHITE RIVER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

JUNE 30, 2022 AND MARCH 31, 2022

	UNAUDITED
	JUNE 30,	MARCH 31,
	2022	2022
ASSETS

CURRENT ASSETS:

Cash (all restricted cash)	$201,050	$251,050
Accounts receivable, net of allowance of $208,713 as of March 31, 2022 and 2021,
respectively	795,178	634,483
Inventories - Crude Oil	136,007	107,026
Prepaid expenses and other current assets	1,387,922	176,492

Total current assets	2,520,157	1,169,051

NON-CURRENT ASSETS:
Property and equipment, net	1,182,034	596,464
Right of use asset - operating lease	207,842	243,494
Oil and gas properties, full cost-method	5,536,495	6,626,793
Capitalized drilling costs, net of depletion	348,725	604,574
Goodwill	2,100,374	2,100,374

Total non-current assets	9,375,470	10,171,699

TOTAL ASSETS	$11,895,627	$11,340,750

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$568,399	$799,100
Accrued liabilities	541,952	138,269
Due to parent	27,675,750	24,966,684
Cash overdraft	138,191	27,918
Current portion of notes payable	41,414	-
Current portion of lease liability - operating lease	156,259	155,263

Total current liabilities	29,121,965	26,087,234

NON-CURRENT LIABILITIES
Lease liability - operating lease, net of current portion	70,763	110,235
Notes payable, net of current portion	103,852	-
Asset retirement obligations	746,061	1,303,751

Total non-current liabilities	920,676	1,413,986

Total Liabilities	30,042,641	27,501,220

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.000001 par value, 1,000 shares authorized and no shares issued and
outstanding	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized and 60,000,000
shares issued and outstanding	60	60
Additional paid in capital	591,947	591,947
Accumulated deficit	(18,739,021)	(16,752,477)

Total stockholders’ equity (deficit)	(18,147,014)	(16,160,470)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$11,895,627	$11,340,750

The accompanying notes are an integral part of these consolidated financial statements.

WHITE RIVER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	UNAUDITED
	JUNE 30,
	2022	2021

REVENUES	$1,614,275	$1,574,404
COST OF REVENUES	26,485	343,286
GROSS PROFIT	1,587,790	1,231,118

OPERATING EXPENSES
Salaries and salaries related costs	445,605	282,173
Professional and consulting fees	-	-
Oilfield supplies and repairs	1,998,508	341,189
Selling, general and administrative costs	1,319,708	941,684
Depreciation, amortization, impairment, depletion, and accretion	168,684	766,655

Total operating expenses	3,932,505	2,331,701

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(2,344,715)	(1,100,583)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	-	1,537,365
Gain on sale of oil and gas property and ARO	360,376	598,860
Interest expense, net of interest income	(2,205)	(17,876)
Total other income	358,171	2,118,349

(LOSS) INCOME FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(1,986,544)	1,017,766

PROVISION FOR INCOME TAXES	-	-

NET (LOSS) INCOME	$(1,986,544)	$1,017,766

NET (LOSS) INCOME PER SHARE	$(0.03)	$0.03

WEIGHTED AVERAGE SHARES OUTSTANDING	60,000,000	60,000,000

The accompanying notes are an integral part of these consolidated financial statements.

WHITE RIVER HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

UNAUDITED

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - March 31, 2021	-	$-	60,000,000	$60	$2,325,731	$(9,756,222)	$(7,430,431)

Cost allocations from Ecoark Holdings	-	-	-	-	(974,485)	-	(974,485)
Net loss for the year	-	-	-	-	-	1,017,766	1,017,766

Balance - June 30, 2021	-	-	60,000,000	60	1,351,246	(8,738,456)	(7,387,150)

Balance - March 31, 2022	-	$-	60,000,000	$60	$591,947	$(16,752,477)	$(16,160,470)
	-	-	-	-	-	-	-
Cost allocations from Ecoark Holdings	-	-	-	-	-	-	-
Net income (loss) for the period	-	-	-	-	-	(1,986,544)	(1,986,544)

Balance - June 30,, 2022	-	$-	60,000,000	$60	$591,947	$(18,739,021)	$(18,147,014)

The accompanying notes are an integral part of these consolidated financial statements.

WHITE RIVER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	UNAUDITED
	JUNE 30,
	2022	2021

CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net (loss) income	$(1,986,544)	$1,017,766
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities
Home office allocation	-	(974,485)
Depreciation, amortization, depletion, and accretion	168,864	766,655
Loss on disposal of oil and gas property, ARO and fixed assets	(360,376)	(6,573)
Changes in assets and liabilities
Accounts receivable	(160,695)	229,149
Inventory	(28,981)	6,561
Prepaid expenses and other current assets	(1,211,430)	(700,697)
Amortization of right of use asset - operating leases	35,652	33,962
Due to parent	2,709,066	2,762,343
Operating lease expense	(38,476)	(36,010)
Accrued payable and accrued liabilities	172,982	(2,994,272)
Total adjustments	1,286,606	(913,367)
Net cash (used in) provided by operating activities	(699,938)	104,399

CASH FLOWS FROM INVESTING ACTIVITES
Proceeds from the sale of oil and gas properties	999,999	-
Purchase of fixed assets	(605,600)	-
Net cash provided by investing activities	394,399	-

CASH FLOWS FROM FINANCING ACTIVITES
Increase (decrease) in cash overdraft	110,273	(104,399)
Proceeds from long-term debt	145,266	-
Net cash provided by (used in) financing activities	255,539	(104,399)

NET DECREASE IN CASH AND RESTRICTED CASH	(50,000)	-

CASH AND RESTRCITED CASH - BEGINNING OF PERIOD	251,050	250,413

CASH AND RESTRICTED CASH - END OF PERIOD	$201,050	$250,413

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.